EXHIBIT 10.1

                           WARRANT ISSUANCE AGREEMENT

     This WARRANT ISSUANCE AGREEMENT is among WHITE RIVER CAPITAL, INC. ("WHITE RIVER"), CASTLE CREEK CAPITAL, LLC ("CASTLE CREEK"), CASTLE CREEK CAPITAL PARTNERS FUND IIa, LP ("FUND IIa"), CASTLE CREEK CAPITAL PARTNERS FUND IIb, LP ("FUND IIb" and, together with Fund IIa, the "Funds"), and UNION ACCEPTANCE CORPORATION ("UAC").

                                    RECITALS:

     Whereas, the parties have worked extensively toward development of a proposed series of transactions under which White River and UAC will enter into a plan of share exchange as a result of which UAC will become a subsidiary of White River; (ii) White River will conduct a subscription offering to raise new equity capital primarily from UAC's current shareholders; (iii) White River would effect a private placement of secured notes for $15 million; (iv) White River would purchase Coastal Credit, LLC; and (v) White River would purchase all or substantially all outstanding claims under UAC's bankruptcy Plan of Reorganization (collectively, the "Transactions").

     Whereas, Castle Creek, on behalf of the Funds, has been instrumental in advancing this proposal through extensive effort in developing, structuring, negotiating and documenting various aspects of the proposed Transactions and, in particular, by advancing and agreeing to advance (through Fund IIa and Fund IIb) expenses related to the Transactions on behalf of UAC and White River;

     Whereas, the undertaking of the Funds to bear such expenses is essential to such Transactions inasmuch as White River and UAC have insufficient resources from which to pay such expenses and, in particular, the parties have agreed with the Plan Committee under UAC's Plan of Reorganization that UAC will not bear such expenses.

     Whereas, to date, Castle Creek (through the Funds) has borne or incurred approximately $700,000 in Transaction expenses and expects such expenses to amount to approximately $1.3 million in the aggregate, excluding $250,000 in incremental fees that could become payable in connection with the UAC creditor buyout, if the Transactions do not timely progress.

     Whereas, if the Transactions are not successfully consummated, the Funds may never recover such costs; and

     Whereas, to induce the Funds to bear, and continue to bear, such expenses and risks and to compensate Castle Creek for the management time and effort associated with its work in developing the Transactions, White River has agreed to issue to the Funds a warrant to purchase White River shares of Common Stock, on the terms and subject to the conditions described herein.

     Therefore, the parties agree as follows:

     1. Castle Creek Undertakings. The Funds shall, and Castle Creek shall cause the Funds to, continue to advance on behalf of White River and UAC and to pay currently, subject to the reimbursement obligation of White River as provided herein, expenses and fees reasonably related and incurred in connection with the proposed Transactions ("Transaction Expenses"), including, without limitation:

     (a)  Legal and accounting fees and expenses;

     (b)  Fees and expenses of Piper Jaffray for fairness evaluation services;

     (c) Fees and expenses of KPMG LLP for tax advisory services and related opinion;

     (d)  SEC registration fees,  printing expenses,  mailing expenses,  and the
          fees  and  expenses  of  the  exchange  agent,   subscription   agent,
          information agent and similar services;

     (e) Costs associated with the exercise and perfection of dissenters' rights by UAC shareholders exercising such rights in connection with the Plan of Share Exchange, but only to the extent that UAC becomes obligated to pay such amounts and White River becomes obligated to indemnify UAC in respect thereof in accordance with the Plan of Share Exchange;

     (f) The amount required to be paid to shareholders of UAC in connection with the Plan of Share Exchange upon consummation of the exchange in lieu of the issuance of fractional shares in the exchange; and

     (g) The Abandonment Fee, as defined in, and any similar incremental fees and costs associated with untimely consummation of, or failure to timely meet progress milestones established under, the terms of the Memorandum of Understanding, dated February 15, 2005, among the parties hereto and the Plan Committee.

     2. White River Obligations. In consideration of the foregoing commitments, services and undertakings, White River agrees promptly upon consummation of the proposed transactions:

     (a) to reimburse the Funds for out of pocket expenses borne by them, respectively, in connection with the transactions (without interest), based on submission of supporting documentation in reasonable detail;

     (b) Subject to shareholder approval as provided below, to issue a warrant ("Warrant") for White River Common Stock to Castle Creek private equity funds designated by Castle Creek, in substantially the form of Exhibit A, hereto and on the following basic terms and conditions:

          1.   Shares subject warrant: 132,500 shares of Common Stock

          2.   Term: 3 years and 90 days.

          3.   Issue date: Closing of the transactions

          4.   Exercisable: Beginning 3 years after issue date.

          5.   Exercise price: $10.00/share

          6. Exercise price may be paid in cash or in kind by withholding shares otherwise issuable upon exercise, based on the fair value of such shares at the time of exercise.

The number of shares subject to, and the exercise price of, the Warrant shall be adjusted ratably in the event of changes in the proposed exchange ratio in the share exchange or the offering price in the subscription offering, such that the Warrant shall represent the right to acquire, at a price equal to the final subscription price, the number of shares that could be purchased in the subscription offering for $1,325,000. The Warrant and the underlying shares will be restricted securities under SEC Rule 144. White River will also undertake, upon request of Castle Creek, to the extent legally permitted, to file a registration statement on Form S-3 (or similar successor form) covering resale of shares issuable under the Warrant by Castle Creek funds, at White River's expense, and to use its reasonable efforts to cause such registration statement to be declared effective before the date on which the Warrants first become exercisable. Castle Creek and the Funds shall cooperate in all reasonable and customary respects in connection with such registration.

     3. Shareholder Approval. White River's obligation to issue the Warrant shall be subject to the condition precedent that the shareholders of UAC, at the special meeting called to approve the Plan of Share Exchange and the acquisition of Coastal Credit, shall have approved the issuance of the Warrant as described herein.

     4. No Recourse To UAC. UAC shall have no obligation to reimburse Castle Creek or the Funds for Transaction Expenses.

EXECUTED, this 9th day of March, 2005.

CASTLE CREEK CAPITAL LLC

By: /s/ William J. Ruh
   ----------------------
   William J. Ruh

Its: Executive Vice President


CASTLE CREEK CAPITAL PARTNERS FUND IIa, LP
CASTLE CREEK CAPITAL PARTNERS FUND IIb, LP

By: CASTLE CREEK CAPITAL LLC
Its: General Partner

By: /s/ William J. Ruh
   ----------------------
   William J. Ruh

Its: Executive Vice President



WHITE RIVER CAPITAL, INC.

By: /s/ Mark R. Ruh
   ----------------------
   Mark R. Ruh

Its: President and CFO



UNION ACCEPTANCE CORPORATION

By: /s/ Mark R. Ruh
   ----------------------
   Mark R. Ruh

Its: President and CFO

                                                                       Exhibit A

No. of Shares:  ________                                       Warrant No. W-___

                          Dated: _______________, 2005

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                            WHITE RIVER CAPITAL, INC.

     THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

                         [Castle Creek Capital Fund __]

                                   or assigns

is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase from White River Capital, Inc., an Indiana corporation (the "Company"), up to __________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein) of the Company at the Exercise Price (as hereinafter defined and subject to adjustment as provided herein) for each share of Common Stock so purchased and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

                                           WHITE RIVER CAPITAL, INC.


                                           By:
                                              ----------------------------------
                                               President

                    Additional provisions follow on the next
                      6 pages and are incorporated in this
                      Warrant as if set forth on this page.

THIS WARRANT AND THE UNDERLYING SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THIS WARRANT AND UNDERLYING SHARES ARE RESTRICTED SECURITIES AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECTION 1. DEFINITIONS.

     In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

     "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a Federal legal holiday or a day on which banking institutions in the State of Indiana are authorized or required by law or other government actions to close.

     "Common Stock" shall mean the Company's Common Stock, without par value.

     "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Company" shall mean White River Capital, Inc., an Indiana corporation, and any successor to all or substantially all of the assets and business of such corporation.

     "Exercise Period" shall mean the period commencing on the date that is three years and one day from the date hereof (or __________, 2008) and terminating on the Expiration Date.

     "Exercise Price" shall mean $10.00 per share, adjustable as set forth in ss. 3.

     "Expiration Date" shall mean __________________, 2008.

     "Holder" shall mean the registered holder of this Warrant, and, if the context so indicates, the holder of Warrant Shares.

     "Person"  shall  mean  an  individual,  partnership,   corporation,  trust,
unincorporated organization or any other entity, and a government or agency or political subdivision thereof.

     "Underlying Shares" shall mean the shares of Common Stock of the Company issuable upon exercise of this Warrant.

     "Warrant" or "this Warrant" as used herein shall mean this Warrant and any Warrant hereafter issued in exchange or substitution for this Warrant.

     "Warrant Issuance Agreement" shall mean the Warrant Issuance Agreement dated March 9, 2005, among the Company, Castle Creek Capital, LLC and Union Acceptance Corporation.

     "Warrant Shares" shall mean the shares of Common Stock of the Company issued upon the exercise of this Warrant.

SECTION 2. EXERCISE OF WARRANT.

     2.1. Exercise Generally. The rights represented by this Warrant are issued pursuant to and for the reasons set forth in the Warrant Issuance Agreement dated March 9, 2005, among the Company, Castle Creek Capital, LLC and Union Acceptance Corporation.

     Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole or in part (but not as to any fractional share of Common Stock), during the Exercise Period, but in no event subsequent to the end of the Exercise Period, by the surrender of this Warrant (with the exercise notice at the end hereof duly completed and executed) at the principal office of the Company in Indianapolis, Indiana, and upon payment to the Company, or for the account of the Company, of the Exercise Price. Payment of the Exercise Price may be made (i) by cash in immediately available funds or by certified check or bank draft or (ii) in kind, by electing in writing that the Company shall withhold the number Underlying Shares otherwise issuable upon exercise of the Warrant, the fair value of which Underlying Shares at the time of such exercise and election is equal to the Exercise Price. This Warrant and all rights and options hereunder shall expire at the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before that time. The Company agrees that the Warrant Shares shall be and shall be deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares shall be delivered to the Holder hereof within a reasonable time, not exceeding 30 Business Days, after the Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Underlying Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time.

     2.2. Expenses of Exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates under this ss. 2, regardless of the name or names in which such stock certificates shall be registered.

SECTION 3. ANTI-DILUTION.

     Common Stock Dividends,  Subdivisions,  Combinations.  If the Company shall
(i) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then in each such case the Underlying Shares shall be adjusted to equal the number of such shares to which the Holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of such Shareholder entitled thereto, and the Exercise Price per share shall be appropriately and ratably adjusted. An adjustment made pursuant to this Section 3 shall become effective immediately after such record date, in the case of a dividend or distribution, and immediately after the effective date, in the case of a subdivision, split, combination or reclassification.

SECTION 4. CERTIFICATE OF ADJUSTMENT.

     Upon the occurrence of each adjustment or readjustment or modification pursuant to Section 3 or in connection with a Reorganization under Section 5, the Company (in the exercise of its reasonable discretion), shall as promptly as practicable compute such adjustment, readjustment or modification in accordance with the provisions of this agreement, and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or modification and showing in reasonable detail the facts upon which such adjustment, readjustment or modification in based.

SECTION 5. REORGANIZATIONS.

     If, in connection with any capital reorganization or reclassification of the capital stock of the Company, or any merger or consolidation of the Company with or into another Person as a result of which all the outstanding Common Stock of the Company is exchanged or converted to or for other securities or the right to receive securities or property of the Company or another person, the Company shall cause effective provision to be made whereby the Holder shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the Common Stock immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as would have been (by virtue of such Reorganization) issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, assuming such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares of Common Stock receivable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Warrant.

SECTION 6. DISSOLUTION OR LIQUIDATION.

     Upon any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when Section 5 shall be applicable), the Company shall mail notice thereof to the Holder and shall make no distribution to its shareholders until the expiration of 30 days from the date of mailing of such notice and, in any such event, the Holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice. All rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION 7. FRACTIONAL SHARES.

     The Company shall not be required to issue or cause to be issued fractional shares on the exercise of this Warrant and any such fractional share otherwise issuable shall be rounded down to the nearest whole share.

SECTION 8. FULLY PAID STOCK; VOTING RIGHTS UPON EXERCISE; TAXES.

     (a) The Company covenants and agrees that the shares of its Common Stock represented by each certificate to be delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, and be fully paid and non-assessable. The Company covenants and agrees that, upon issuance of the Underlying Shares, the Underlying Shares shall have voting rights equivalent to those of other shares of Common Stock.

     (b) The Company covenants and agrees that it shall pay, when due and payable, any and all federal and state issuance or transfer taxes that may be payable in respect of this Warrant or any Common Stock or certificates issued hereunder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the Holder, and any such tax shall be paid by the Holder at the time of presentation.

SECTION 9. LOST, STOLEN WARRANTS, ETC.

     If this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

SECTION 10. SEVERABILITY.

     Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 11. MISCELLANEOUS.

     11.1. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prepaid overnight delivery, addressed to the Holder at his last known address appearing on the books of the Company maintained for such purpose or (ii) if by the Holder, by prepaid overnight delivery, addressed to the Company at 250 North Shadeland Avenue, Indianapolis, Indiana 46219; and (b) if given by courier or confirmed facsimile transmission shall be deemed to have been made or given when received. The Holder and the Company may each designate a different address by notice to the other in the manner provided in this
Section 11.1.

     11.2. Assignment and Securities Law Matters. Holder acknowledges this Warrant and the Warrant Shares are restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended. Subject to compliance with applicable Federal and state securities registration requirements, or the availability of an exemption therefrom, this Warrant may be assigned by holder to one or more persons by completing the form of assignment annexed hereto and delivering this Warrant with such assignment to the Company. The Company may require an opinion of counsel or other evidence of compliance or exemption from applicable securities registration requirements before giving effect to such assignment. Unless issued under an applicable registration statement, Warrant Shares will be issued bearing a customary restrictive legend. The Company acknowledges that, pursuant to the Warrant Issuance Agreement, Castle Creek Capital, LLC is entitled to request that the Company seek to register the Warrant Shares issuable pursuant to this Warrant with the Commission for re-sale on Form S-3 (or similar form). Holder shall cooperate in all reasonable and customary respects in connection with such registration.

     11.3. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of the Holder of this Warrant or the Warrant Shares and shall be enforceable by the Holder.

     11.4. Amendments. This Warrant may not be modified, supplemented, varied or amended except by an instrument in writing signed by the Company and the Holder.

     11.5. Headings. The descriptive headings of sections of this Warrant are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant.

     11.6. Governing Law. THIS WARRANT AND ALL MATTERS CONCERNING THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF INDIANA FOR CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


                                   * * * * * *

                                 EXERCISE NOTICE


TO WHITE RIVER CAPITAL, INC.:

     The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant, purchases thereunder ______________________ shares of the Common Stock of the Company, herewith makes payment of $____________________ therefore, and requests that the certificate(s) for such shares be issued in the name of the undersigned Holder or its nominee and delivered to it at Holder's address on the books of the Company.


Signature:
          --------------------------------

Printed Name:
             -----------------------------

Dated:
      ------------------------------------









                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto ___________________________________ the Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________________ attorney to transfer the Warrant on the books of the Company.

                                        Signature:
                                                  ------------------------------

                                        Printed Name:
                                                     ---------------------------

                                        Dated:
                                              ----------------------------------